UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): March 16, 2012

Turbine Truck Engines, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	333-109118	59-3691650
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

46600 Deep Woods Road, Paisley, Florida 32767
(Address of principal executive offices)

386-943-8358
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

The Company (“TTE”) entered into a Contract of World Agency Agreement (the “Agreement”) dated March 15, 2012 with Energy Technology Services Co., Ltd. (“Energy Tech”) granting TTE full agency capacity worldwide to handle Energy Tech’s Energy related products, including hydrogen burning systems and other energy saving devices. The agency is exclusive for North America and non-exclusive for other world markets.

Under the terms of the Agreement, Energy Tech will provide all products to TTE’s sales channels, and will provide, plan, install & maintain all products and training.  TTE will be responsible for setting up its own sales and education system, organizing sales and promotional meetings and will report to Energy Tech monthly.

The Agreement is effective from March 1, 2012 through March 1, 2016. TTE must sell at least ten 200 M3/Hr hydrogen burning machines in the first year, and 20 or more machines for each of the subsequent years or Energy Tech will have the right to terminate the Agreement.    The Agency fees have yet to be determined.

Each machine will have an end user price of $750,000 and TTE will remit 50% of the total payment upon ordering and the balance will be due in full at port of Taiwan, after inspection.  TTE will be responsible for shipping costs.

TTE agrees to a non-compete for 5 years from the Agreement date that it will not compete with Energy Tech with any similar or derivative products.

Item 5.01	Changes in Control of Registrant.

(a) On 3/15/12, the Board of Directors resolved to issue 500,000 shares of Series A Convertible Preferred shares to Michael Rouse, the Company’s President & CEO, in exchange for $ 335,285.31 of unpaid and accrued salary.   The voting rights of the Series A Convertible Preferred give Mr. Rouse, effective majority control over the common shareholders vote.  [SEE Item 5.03 below].

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Designation of preferred stock.

On March 16, 2012, the Board of Directors created a separate series of preferred stock, called “Series A Convertible Preferred, which is being documented by the filing of an Amendment to the Articles of Incorporation filed with the State of Nevada.  A shareholders vote was not required.  The Series A Convertible Preferred, par value $0.001, provides for:

●	Voting rights on each matter submitted to the common stockholders of 306 votes per each share:
●	Shares are convertible after six (6) months on a 1 to 1 ratio at the option of the preferred shareholder;

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Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

	Exhibit	Description
	3 (i)	Articles of Amendment to Articles of Incorporation dated March 16, 2012

	10.1.1	Contract of World Agency Agreement, dated March 15, 2012

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Turbine Truck Engines, Inc.

Dated: March 16, 2012	By:	/s/ Michael H. Rouse
Michael H. Rouse, CEO

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